Exhibit 10.1

EMPLOYMENT CONTRACT

Party A: AI ASSETS LTD

Party B: YIBIN XU

Date of Signing: JUNE 30, 2023

Party A (Employer)

Company Name: AI ASSETS LTD

Director: YIBIN XU

Party B (Employee)

Name: Gender: Date of Birth: 12/01/1984

ID Number: ED4747869

Based on relevant laws, regulations, and rules, Party A and Party B enter this contract on the principles of legality, fairness, and good faith, through equal and voluntary consultation, and both parties shall abide by the terms listed herein.

I. Contract Term

Both parties agree to determine the contract term according to the following option:

~~A. Fixed-term contract from (year/month/day) to (year/month/day), with probation period from (year/month/day) to (year/month/day).~~

B. Open-ended contract starting from June 30, 2023.

II. Job Content and Location

Through consultation, Party B shall engage as CEO of Party A. Party A may change Party B’s position based on work needs and performance evaluation results.

The work content and requirements arranged by Party A shall comply with national labor standards and Party A’s rules and regulations. Party B shall fulfill labor obligations according to Party A’s arrangements.

The agreed workplace for this contract: Party A’s business location or remote work

III. Working Hours

Through consultation, both parties confirm the following terms. Party B’s average weekly working hours shall not exceed 40 hours, and Party A shall ensure Party B has at least one day off per week.

A. Party A implements an 8-hour workday system. Specific schedule as follows: 5 working days per week, 2 rest days per week.

~~B. Party A implements shift work, arranging Party B to work ___ shifts, ___ hours per shift.~~

If Party B’s position is approved for flexible working hours, both parties shall follow relevant regulations.

Party A shall arrange paid annual leave for Party B, with specific dates determined through mutual consultation.

IV. Remuneration

For normal work provided during statutory working hours or contracted working hours, Party A shall pay Party B monthly wages in monetary form.

Payday is the 10th day of each month.

Party B’s probation period salary is USD 10,000 per month.

Party B is entitled to wages during statutory paid leaves (marriage leave, bereavement leave, annual leave, etc.).

V. Both parties agree to the following terms through consultation:

A. As Party B’s work involves Party A’s trade secrets and intellectual property-related confidential matters, both parties shall sign a “Confidentiality and Non-Competition Agreement” as an attachment to this contract.

~~B. If Party A provides professional technical training to Party B and requires a service period, Party B’s prior consent must be obtained, and an agreement specifying both parties’ rights and obligations shall be signed as an attachment.~~

VII. Other Matters

During the contract period, Party B shall promptly inform Party A of any changes in actual residence or contact information.

Matters not covered by this contract shall be handled according to relevant national regulations or through equal consultation between both parties.

This contract shall be made in duplicate, with each party holding one copy.

Legal Representative’s Signature: Party B’s Signature:

Party A’s Seal:	Party B’s Sign: YIBIN XU
AI ASSETS LTD

Date of Sealing: JUNE 30 2023	Date of Signing: JUNE 30 2023